                                                                    Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

                                                                   Three Months Ended            Nine Months Ended
                                                                   September 30, 2000           September 30, 2000
                                                                --------------------------   --------------------------

Net income                                                               $ 1,071,581                  $ 3,253,508
                                                                         ============                 ============

Weighted average shares outstanding - basic and diluted                    2,618,306                    2,643,858
                                                                         ============                 ============

Basic and diluted earnings per share                                          $ 0.41                       $ 1.23
                                                                         ============                 ============




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